UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2004

Motorola, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-7221

(Commission File Number)

36-1115800

(I.R.S. Employer Identification No.)

1303 East Algonquin Road, Schaumburg, Illinois 60196

(Address of principal executive offices)

Registrant’s telephone number, including area code: (847) 576-5000

Not applicable

(Former name or former address, if changed since last report.)

Explanatory Note:

This Form 8-K reflects the reclassification of the results of Next Level Communications, Inc. (“Next Level”), a wholly-owned subsidiary of Motorola, from the Other Products segment (“Other Products”) to the Broadband Communications segment (“BCS”).

•	The reclassification has no impact on Motorola’s historical consolidated GAAP sales, operating earnings (loss), net earnings (loss) or earnings (loss) per share.

•	The reclassification also has no impact on the results of any of Motorola’s operating segments, other than BCS and Other Products.

Item 12. Results of Operation and Financial Condition

The information in this Form 8-K is furnished under “Item 12 Results of Operations and Financial Condition” in accordance with SEC Release No. 33-8216. The information in this Form 8-K and the Exhibits attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Explanation: Historically, Next Level’s results have been reported as part of Motorola’s Other Products segment. However, during the first quarter of 2004, for strategic business reasons, senior management has made a decision to realign the operations of Next Level within BCS. Accordingly, BCS’s senior management now assumes full responsibility for Next Level’s operations and, as a result, the financial results of Next Level will be included within the financial results of BCS.

This 8-K is being filed in order to assist investors in making accurate comparisons of the Company’s historical 2003 and 2002 segment financial information with future financial information. Reclassifications have been made to previously-reported quarterly and annual segment financial information for 2003 and 2002 so that the segments are comparable to the 2003 presentation. These reclassifications reflect the transfer of Next Level’s financial results from Other Products to BCS.

As a result of the reclassifications discussed above, the historical segment results were impacted as follows:

For 2003:

Segment net sales for BCS increased by $112 million, from $1.75 billion to $1.86 billion.

Segment net sales for Other Products decreased by $112 million, from $435 million to $323 million.

Segment operating earnings (loss) for BCS worsened by $86 million, from $48 million to ($38) million.

Segment operating loss for Other Products improved by $86 million, from ($130) million to ($44) million.

For 2002:

Segment net sales for BCS increased by $56 million, from $2.09 billion to $2.14 billion.

Segment net sales for Other Products decreased by $56 million, from $486 million to $430 million.

Segment operating loss for BCS worsened by $66 million, from ($150) million to ($216) million.

Segment operating loss for Other Products improved by $66 million, from ($280) million to ($214) million.

Exhibit 99.1, which is attached to this Form 8-K, contains the adjusted Segment Information tables for the four quarters and full years of 2003 and 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MOTOROLA, INC.

Dated: April 14, 2004	By:	/s/ Steven J. Strobel
Steven J. Strobel
Senior Vice President and Corporate Controller
(Chief Accounting Officer and Duly
Authorized Officer of the Registrant)

EXHIBIT INDEX

Exhibit No.	Document
99.1	Adjusted Segment Information tables for the (i) quarters ended March 29, June 28, September 27 and December 31, 2003, (ii) quarters ended March 30, June 29, September 28 and December 31, 2002, and (iii) years ended December 31, 2003 and 2002.